Exhibit 23.1      Consent of McGladrey & Pullen, LLP




To the Board of Directors
North Central Bancshares, Inc.
Fort Dodge, Iowa



We consent to the incorporation by reference in the North Central Bancshares, Inc. Registration Statement on Form S- 8 of North Central Bancshares, Inc., pertaining to the North Central Bancshares, Inc. 1996 Stock Option Plan, of our report dated February 7, 2002, which appears in the annual report on Form 10-K of North Central Bancshares, Inc. and subsidiaries for the year ended December 31, 2002.





                                                  /s/  McGladrey & Pullen, LLP
                                                  ----------------------------
                                                  McGladrey & Pullen, LLP





Des Moines, Iowa
February 7, 2002